Exhibit 99.1

Allarity Therapeutics Reports Full Year 2024 Financial Results

and Provides a Business Update

- Cash and cash receivable balance of $20.9 million as of December 31, 2024, expected to fund operations, including clinical activities into 2027

- Strengthened cash position expected to support the Company through first substantive data readout in its Phase 2 ovarian cancer trial, with enrollment scheduled to begin H1 2025

- Enrollment in new Phase 2 SCLC trial to begin in Q2-Q3 2025,

fully funded by the U.S. Veterans Administration

- At-the-Market (ATM) program, initiated in March 2024, and related Form S-3, both fully utilized and no longer active

- Stenoparib continues to demonstrate clinical benefit in heavily pre-treated ovarian cancer, with some patients on treatment for more than 17 months

- Cash balance of approximately $25 million at end of Q1 2025, reinforcing financial stability

Boston (March 31, 2025)—Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing stenoparib—a differentiated, dual PARP/WNT pathway inhibitor—today announced financial results for the year ended December 31, 2024, and provided a general business update.

Thomas Jensen, Chief Executive Officer of Allarity Therapeutics, stated:

“2024 was a transformational year for Allarity as we made significant progress in advancing stenoparib as a next-generation treatment for advanced ovarian cancer. Our clinical development efforts continue to advance stenoparib for treatment of heavily pre-treated patients afflicted with ovarian and other cancers. Over the past year, we undertook a comprehensive strategic realignment—streamlining our pipeline, simplifying our capital structure, and strengthening our leadership team with key industry experts. Additionally, we reinforced our financial position, ensuring a strong foundation for continued progress as we restart enrollment in our ongoing Phase 2 trial in ovarian cancer in the first half of 2025. Importantly, we are now positioned with a cash runway that extends into 2027. With this momentum, we are well-positioned to deliver meaningful clinical milestones and create long-term value for patients and shareholders alike.”

2024 Highlights and Recent Developments

Clinical and Drug Development Progress

In 2024, Allarity executed a full strategic realignment to focus exclusively on the development of stenoparib, the Company’s novel dual PARP/WNT pathway inhibitor, discontinuing other clinical programs, including dovitinib and IXEMPRA®. This singular focus enabled the Company to accelerate progress across multiple fronts in the stenoparib program and reach several achievements:

●

Durable Clinical Benefit as monotherapy dosed twice daily: Multiple patients treated with stenoparib in the ongoing Phase 2 trial for advanced ovarian cancer exceeded 30 weeks on therapy, with some still on treatment and receiving benefit more than 17 months, underscoring the drug’s safety profile.

●

New Protocol Implemented: Building on these compelling results, the Company implemented a new Phase 2 protocol narrowing in on platinum-resistant, advanced ovarian cancer patients, with the goal of optimizing dosing and refining patient selection to drive stenoparib more aggressively toward regulatory approval.

●

Combination Trial Launched: Allarity announced a new Phase 2 trial evaluating stenoparib in combination with temozolomide for recurrent small cell lung cancer (SCLC), fully funded by the U.S. Veterans Administration. Allarity’s material contribution is limited to supplying the necessary stenoparib drug product. This marks the first combination therapy trial involving stenoparib and expands stenoparib development—based on its unique therapeutic mechanism—beyond ovarian cancer.

●

Clinical Data Presented at SGO: The Company presented updated Phase 2 clinical data at the Society of Gynecologic Oncology (SGO) 2025 Annual Meeting, demonstrating durable clinical benefit from stenoparib in heavily pre-treated ovarian cancer patients, including those with platinum-resistant, platinum refractory, and BRCA wild-type disease.

Leadership Changes

●

Thomas Jensen appointed as permanent Chief Executive Officer, transitioning from Interim CEO to lead Allarity’s strategic and clinical advancements, drawing on his deep experience in oncology drug development and the DRP® platform.

●	Jeremy Graff, Ph.D., appointed as President and Chief Development Officer, bringing over 25 years of oncology expertise from Eli Lilly and Company as well as numerous small cap biotechs.
●	Jose Iglesias, M.D., appointed as Consultant Chief Medical Officer, leveraging his deep oncology experience at Lilly and Celgene to drive stenoparib’s clinical development.
●	Alex Epshinsky appointed as Chief Financial Officer, bringing extensive biotech finance experience.
●	Jesper Høiland, former President of Novo Nordisk U.S., appointed as Strategic Advisor, providing expertise in commercial strategy and business development.

Financial Strengthening and Corporate Development

●	Implemented cost-reduction initiatives, streamlining operations and reducing expenses to strengthen financial sustainability while prioritizing the advancement of stenoparib.
●	Secured a European patent for the DRP® companion diagnostic for stenoparib, enhancing the international IP portfolio around its core asset.
●

Established Allarity Medical Laboratory as a revenue-generating unit, securing agreements with multiple biotech companies for DRP® analysis and gene expression services, reducing internal lab costs, and further strengthening the Company’s position in the industry.

●

Strengthened the cash balance to provide runway into 2027, allowing Allarity to accelerate stenoparib’s clinical development, and enabling Company operations and trials through to the first substantive data readout in its Phase 2 trial in platinum resistant, advanced ovarian cancer.

●	Fully utilized the Company’s At-the-Market (ATM) offering program initiated in March 2024. With all capacity under the related Form S-3 now exhausted, the current ATM program is concluded.
●	Authorized a $5 million share repurchase program, reinforcing confidence in long-term shareholder value.
●	Initiated efforts to combat potential illegal short selling, engaging ShareIntel to investigate trading irregularities through enhanced market surveillance and potential legal action.

Regulatory and Compliance Resolutions

●

Finalized settlement with the SEC, resolving all outstanding regulatory matters related to past disclosures by prior management regarding FDA interactions on the Dovitinib NDA, which was submitted to the FDA in 2021, following receipt of a Wells Notice in July 2024.

●	Had class action lawsuit dismissed, closing all related shareholder litigation and further clearing the path for Allarity to focus on clinical and corporate progress.
●	Secured shareholder approval and implemented 1-for-30 reverse stock split to maintain Nasdaq listing compliance.
●

Regained compliance with Nasdaq listing requirements following a successful hearing and sustained stock price above the minimum bid threshold while maintaining the minimum shareholder equity threshold.

●

Streamlined equity structure by consolidating to a single class of common stock to enhance transparency and shareholder value by eliminating variable-priced convertible securities, with only a negligible number of legacy warrants remaining unconverted.

Anticipated Clinical Milestones in 2025

●

New Ovarian Cancer Trial Protocol—New Protocol Enrollment: In the first half of 2025, Allarity expects to begin enrollment under a new protocol for stenoparib in advanced, recurrent, platinum-resistant or platinum-ineligible ovarian cancer. The updated protocol design, developed with input from leading gynecologic cancer experts, reflects compelling, durable clinical benefit observed to date. The protocol aims to provide the definitive foundation for pivotal registration trials for stenoparib in ovarian cancer.

●

New Small Cell Lung Cancer Trial—VA-Funded Combination Study: Patient enrollment will initiate in Q2-Q3 2025 in this new Phase 2 trial evaluating stenoparib in combination with temozolomide for recurrent small cell lung cancer (SCLC), a combination that potentially leverages stenoparib’s unique mechanism of action to enhance the efficacy of temozolomide. Fully funded by the U.S. Veterans Administration, the trial will assess the potential of this novel combination to improve outcomes in recurrent SCLC patients, patients with extremely limited therapeutic opportunities. This study marks the first clinical evaluation of stenoparib in combination therapy, further expanding its development potential.

Full Year 2024 Operating Results

Cash Position: As of December 31, 2024, cash and cash receivables totaled $20.9 million compared to $0.2 million at December 31, 2023, an increase of $20.7 million.

R&D Expenses: Research and Development (R&D) expenses were $6.1 million for 2024, compared to $7.1 million for 2023. Additionally, the Company recorded a $9.7 million intangible asset impairment charge (non-cash) in 2024.

G&A Expenses: General and Administrative (G&A) expenses were $11.4 million for 2024, including a $2.5 million accrual for the SEC settlement, compared to $10.0 million for 2023.

Net Loss: Net loss was $24.5 million for 2024, compared to $11.9 million for 2023. The increase from 2023 to 2024 is largely attributable to a $9.7 million non-cash impairment charge and costs related to the SEC investigation, which include a $2.5 million SEC settlement and legal and indemnification expenses.

About Stenoparib
Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and tankyrase 1/2. At present, tankyrases are attracting significant attention as emerging therapeutic targets for cancer, principally due to their role in regulating the WNT signaling pathway. Aberrant Wnt/β-catenin signaling has been implicated in the development and progression of numerous cancers. By inhibiting PARP and blocking WNT pathway activation, stenoparib’s unique therapeutic action shows potential as a promising therapeutic for many cancer types, including ovarian cancer. Allarity has secured exclusive global rights for the development and commercialization of stenoparib, which was originally developed by Eisai Co. Ltd. and was formerly known under the names E7449 and 2X-121.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the gene expression signature of their cancer, may have a high likelihood of benefiting from a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high, drug-specific DRP score, the therapeutic benefit rate may be enhanced. The DRP method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines, combined with clinical tumor biology filters and prior clinical trial outcomes. DRP is based on messenger RNA expression profiles from patient biopsies. The DRP® platform has shown an ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients across dozens of clinical studies (both retrospective and prospective). The DRP platform, which may be useful in all cancer types and is patented for dozens of anti-cancer drugs, has been extensively published in the peer-reviewed literature.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® technology to develop a companion diagnostic that can be used to select those patients expected to derive the greatest clinical benefit from stenoparib. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

Follow Allarity on Social Media

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements related to the initiation and progress of the updated Phase 2 protocol for stenoparib in platinum-resistant ovarian cancer, the launch and conduct of the fully VA-funded Phase 2 trial evaluating stenoparib in combination with temozolomide for small cell lung cancer, the durability and regulatory potential of clinical benefit observed in ongoing studies, the Company’s strengthened financial position and expected ability to fund operations into 2027, potential market expansion supported by recent patent grants, and the resolution of regulatory and legal matters. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Company may not be able to secure sufficient capital to support its ongoing and planned clinical development activities, including the updated ovarian cancer protocol and the new VA-funded SCLC trial; the risk that observed clinical benefit, including durable responses and disease stability, may not be replicated in larger or later-stage studies; the risk that final trial data may differ materially from interim observations; the risk that stenoparib may not receive regulatory approval or, if approved, may not achieve commercial success; the potential for delays or challenges in patient enrollment, site activation, or data collection; the risk that the Company’s DRP® companion diagnostic may not be validated or approved for use with stenoparib; and broader operational risks related to market conditions, regulatory developments, or unforeseen external events that could affect the Company’s clinical execution or financial trajectory. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form 10-K annual report filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2025, available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

###

Company Contact:
investorrelations@allarity.com

Media Contact:
        Thomas Pedersen
        Carrotize PR & Communications
        +45 6062 9390
        tsp@carrotize.com

ALLARITY THERAPEUTICS, INC.

Consolidated Balance Sheets

(in thousands, except for share and per share data)

	December 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash	$19,533	$166
Receivables from ATM sales	1,416	—
Other current assets	115	209
Prepaid expenses	507	781
Tax credit receivable	770	815
Total current assets	22,341	1,971
Non-current assets:
Property, plant and equipment, net	309	20
Intangible assets	—	9,871
Total assets	$22,650	$11,862
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,182	$8,416
Accrued expenses and other current liabilities	5,232	1,309
Warrant derivative liability	1	3,083
Income taxes payable	74	59
Convertible promissory note and accrued interest	1,350	1,300
Total current liabilities	10,839	14,167
Non-current liabilities:
Deferred tax	—	446
Total liabilities	10,839	14,613
Commitments and contingencies (Note 16)
Stockholders’ equity (deficit)
Series A Preferred stock, $0.0001 par value, 500,000 authorized, 20,000 designated Series A shares, 0 and 1,417 shares issued and outstanding at December 31, 2024 and 2023, respectively (liquidation preference of $17.54 at December 31, 2023)	—	1,742
Common Stock, $0.0001 par value, 250,000,000 and 750,000,000 shares authorized, at December 31, 2024 and 2023, respectively; 7,302,797 and 9,812 shares issued and outstanding at December 31, 2024 and 2023, respectively	1	—
Additional paid-in capital	131,130	90,369
Accumulated other comprehensive loss	(354)	(411)
Accumulated deficit	(118,966)	(94,451)
Total stockholders’ equity (deficit)	11,811	(2,751)
Total liabilities and stockholders’ equity (deficit)	$22,650	$11,862

ALLARITY THERAPEUTICS, INC.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except for share and per share data)

	2024	2023
Operating expenses:
Research and development	$6,096	$7,103
Impairment of intangible assets	9,703	—
General and administrative	11,442	10,026
Total operating expenses	27,241	17,129
Loss from operations	(27,241)	(17,129)
Other income (expense)
Interest income	533	22
Interest expenses	(653)	(498)
Foreign exchange gains (losses)	(212)	133
Fair value of inducement warrants	—	(4,189)
Loss on modification of warrants	—	(591)
Change in fair value adjustment of warrant derivative liabilities	2,677	10,434
Total other income	2,345	5,311
Loss before income tax expense (benefit)	(24,896)	(11,818)
Income tax expense (benefit)	(381)	83
Net loss	(24,515)	(11,901)
Deemed dividends on Series A Preferred Stock	(299)	(8,392)
Deemed dividend on Series A Convertible Preferred Stock	(562)	—
Gain on extinguishment of Series A Convertible Preferred Stock	222	—
Deemed dividend of on Series C Preferred Stock	—	(123)
Net loss attributable to common stockholders	$(25,154)	$(20,416)

Net loss per common share, basic and diluted	$(15.65)	$(6,031.31)
Weighted average common shares outstanding, basic and diluted	1,606,989	3,385
Other comprehensive loss
Net loss	$(24,515)	$(11,901)
Change in cumulative translation adjustment	57	310
Total comprehensive loss	$(24,458)	$(11,591)